UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 1, 2011 (April 1, 2011)

EARTHLINK, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-15605	58-2511877
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1375 Peachtree St., Atlanta, Georgia 30309

(Address of principal executive offices)  (Zip Code)

(404) 815-0770

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01       Completion of Acquisition or Disposition of Assets

On April 1, 2011, EarthLink, Inc. (“EarthLink”) completed its previously announced acquisition of One Communications Corp. (“One Comm”).  Pursuant to the Agreement and Plan of Merger, dated as of December 20, 2010 (the “Merger Agreement”), among EarthLink, Egypt Acquisition Corp., a wholly-owned subsidiary of EarthLink, One Comm and the “Stockholder Representative” for the One Comm stockholders, Egypt Acquisition Corp. was merged with and into One Comm (the “Merger”).  One Comm survived as a wholly-owned subsidiary of EarthLink.

The aggregate acquisition consideration is approximately $370 million, which includes repayment of approximately $282 million of One Comm net debt and the issuance of approximately 3.0 million shares of EarthLink common stock.  In addition, $21 million of this aggregate consideration (including approximately 1.3 million of these shares of Earthlink common stock) that would otherwise be paid to One Comm’s stockholders was deposited by EarthLink into an escrow account to secure potential post-closing adjustments to the aggregate consideration relating to working capital and other similar adjustments, indemnification obligations and post-closing One Comm employment-related obligations.

The foregoing description of the Merger Agreement and the Merger is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

A copy of the related press release announcing the completion of EarthLink’s acquisition of One Comm that was issued by EarthLink on April 1, 2011 is being filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

On April 1, 2011, EarthLink posted unaudited condensed consolidated statement of operations data and certain other financial data pertaining to One Comm on its corporate website.

Item 3.02       Unregistered Sales of Equity Securities

On April 1, 2011, pursuant to the Merger Agreement, EarthLink issued 3.0 million shares of common stock in connection with the Merger.  The issuance of such shares is exempt from the registration requirement of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof because such issuance does not involve a public offering.

The information set forth in Item 2.01 is incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits

(a)        Financial Statements of Business Acquired

(1)     The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date this Current Report on Form 8-K must be filed.

(b)        Pro Forma Financial Information

(1)     The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date this Current Report on Form 8-K must be filed.

(d)        Exhibits

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of October 1, 2010, by and among EarthLink, Inc., Egypt Acquisition Corp., One Communications Corp. and the “Stockholder Representative” for the One Communications Corp. stockholders (incorporated by reference to Exhibit 2.1 to EarthLink’s Current Report on Form 8-K, filed on December 20, 2010).

99.1	Press release issued by EarthLink, Inc., dated as of April 1, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date:	April 1, 2011

EARTHLINK, INC.

		By:	/s/ Bradley A. Ferguson
Bradley A. Ferguson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of October 1, 2010, by and among EarthLink, Inc., Egypt Acquisition Corp., One Communications Corp. and the “Stockholder Representative” for the One Communications Corp. stockholders (incorporated by reference to Exhibit 2.1 to EarthLink’s Current Report on Form 8-K, filed on December 20, 2010).

99.1	Press release issued by EarthLink, Inc., dated as of April 1, 2011.